Exhibit 10.5

September 14, 2005

Global Services Partners Acquisition Corp.

9302 Lee Highway, 5th Floor

Fairfax, Virginia 22031

HCFP/Brenner Securities LLC

888 Seventh Avenue, 17th Floor

New York, New York 10106

Re:	Initial Public Offering

Ladies and Gentlemen:

The undersigned security holder of Global Services Partners Acquisition Corp. (the “Company”), in consideration of HCFP/Brenner Securities LLC’s (“Brenner”) willingness to underwrite an initial public offering of the securities of the Company (the “IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 9 hereof):

1. The undersigned waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund as a result of such liquidation with respect to his Insider Securities (each a “Claim”) and hereby waives any Claim he may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever.

2. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to Brenner that the business combination is fair to the Company’s stockholders from a financial perspective.

3. Neither the undersigned, any member of the family of the undersigned, nor any affiliate (“Affiliate”) of the undersigned will be entitled to receive and will not accept any compensation or fees of any kind, including finder’s and consulting fees, prior to, or for services they rendered in order to effectuate, the Business Combination. The undersigned shall also be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

4. Neither the undersigned, any member of the family of the undersigned, or any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

5. The undersigned agrees not to sell any of his Insider Securities until the Company’s completion of a Business Combination.

Global Services Partners Acquisition Corp.

HCFP/Brenner Securities LLC

September 14, 2005

6. The undersigned agrees to be an advisor to the Board of Directors of the Company until the earlier of the consummation by the Company of a Business Combination or the distribution of the Trust Fund. The undersigned’s biographical information furnished to the Company and Brenner and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned’s Questionnaire furnished to the Company and Brenner is true and accurate in all respects. The undersigned represents and warrants that:

(a) he is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b) he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c) he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

7. The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as an advisor to the Board of Directors of the Company.

8. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Brenner and its legal representatives or agents (including any investigative search firm retained by Brenner) any information they may have about the undersigned’s background and finances (“Information”). Neither Brenner nor its agents shall be violating my right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

9. As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business selected by the Company; (ii) “Insiders” shall mean all officers,

Global Services Partners Acquisition Corp.

HCFP/Brenner Securities LLC

September 14, 2005

directors and securityholders of the Company immediately prior to the IPO; (iii) “Insider Securities” shall mean all of the shares of common stock, Class W Warrants and Class Z Warrants (and all shares of common stock underlying such securities) of the Company owned by an Insider prior to the IPO; and (iv) “Trust Fund” shall mean that portion of the net proceeds of the IPO placed in trust for the benefit of the holders of the shares of Class B common stock issued in the Company’s IPO as contemplated by the Company’s prospectus relating to the IPO.

Atikem Haile-Mariam

/s/ ATIKEM HAILE-MARIAM
Signature

Exhibit A

Atikem Haile-Mariam has served as a Senior Advisor to us since August 2005. Since June 2003, Mr. Haile-Mariam has been the founding director of Glob-T, an international telecom and outsourcing consulting group. From July 2004 to May 2005, he worked as a venture investment consultant for International Finance Corporation/World Bank’s Global IT Investments Division, where he advised the International Finance Corporation on investments in the business process outsourcing sector and investment in the Asia-Pacific region. In January 2001, Mr. Haile-Mariam co-founded Ignis Inc., a telecom component manufacturer, and served as its Vice President of Marketing and Business Development from its founding until January 2003 when Ignis was acquired by Bookham Inc., a Nasdaq listed company. From 1999 to January 2001, Mr. Haile-Mariam was a member of Intel Capital Corporation’s investment organization and supervised that company’s investments in communications related entities. From 1992 to 1998, Mr. Haile-Mariam held several management positions within the communications group of Corning Inc. Mr. Haile-Mariam received a B.A. from Knox College, a B.S. from Washington University in St. Louis and an M.B.A. from The Darden School at University of Virginia.